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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_____) and related Prospectus of Martek Biosciences Corporation for the registration of shares of its common stock and warrants to purchase common stock, and to the incorporation by reference therein of our report dated December 8, 2000, with respect to the financial statements of Martek Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 2000, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP


McLean, Virginia
March 15, 2001